                                 EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     The Board of Directors and Shareholders
     of Cablevision:

     We consent to the incorporation by reference in the registration statement on Form S-3 of Tele-Communications, Inc. of our report dated March 24, 1995, relating to the combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Current Report on Form 8-K of Tele-Communications, Inc., dated April 20, 1995, as amended, and to the reference to our firm under the heading "Experts" in the registration statement.


                                            KPMG FINSTERBUSCH PICKENHAYN SIBILLE

     /s/ Norberto A. Cors
     Norberto A. Cors
     Partner

     Buenos Aires, Argentina
     February 2, 1996